SUPPLEMENT DATED FEBRUARY 4, 1999
             TO SUPPLEMENTS DATED OCTOBER 26, OCTOBER 13, AUGUST 17,
                 JULY 16, MAY 22, MAY 4, APRIL 3, APRIL 1, MARCH 23, FEBRUARY 25, AND JANUARY 21, 1998, AND DECEMBER 19, 1997,
                      TO PROSPECTUS DATED NOVEMBER 26, 1997

                             COSTCO COMPANIES, INC.

         The following table sets forth certain information as of February 4, 1999 concerning additional securities that were acquired by Goldman, Sachs & Co. since it was last named as a Selling Securityholder in the Prospectus or the Prospectus Supplements.

                            Face Amount of Notes       Shares of Common Stock
                           Owned Prior to Offering($)  Owned Prior to Offering 1
Selling Securityholder
 Goldman, Sachs & Co.             $5,750,000  2                  65,288  2
------------------------

     1 Includes the Shares into which the Notes are convertible.

     2  Includes  securities  previously  registered,   without  adjustment  for
securities that may have been sold.


     The date of this Prospectus Supplement is February 4, 1999.